EXHIBIT 10.3


                          STOCK PURCHASE AGREEMENT


           THIS STOCK PURCHASE AGREEMENT, dated as of the 17th day of February, 1999, is entered into by and among the shareholders of CRC Holdings, Inc., a Florida corporation
("CRC"), identified on Schedule A attached hereto (each a "Shareholder" and, collectively, the "Shareholders") and Carnival
Corporation, a Panama corporation ("CCL").


           WHEREAS, each Shareholder owns, beneficially and of record, the number of shares of (a) Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of Wyndham International, Inc. (the "OpCo Series A Preferred") and (b) Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of Wyndham International, Inc. (the "OpCo Series B Preferred"), as set forth opposite such Shareholder's name on Schedule A (the aggregate amount of shares of OpCo Series A Preferred and OpCo Series B Preferred owned by the Shareholders, the "Preferred Shares");

           WHEREAS, the Preferred Shares are currently pledged to CCL pursuant to the terms of those certain Security and Pledge Agreements, dated as of November 30, 1994, as amended (collectively and together with any other related instruments or agreements, the "Pledge Agreements") to secure in part certain obligations of the Shareholders owing to CCL, as evidenced by promissory notes (collectively, the "CCL Notes") made by the Shareholders in favor of CCL (Schedule B attached hereto sets forth, for each Shareholder, as of the date hereof, the principal amount plus accrued and unpaid interest in respect of such Shareholder's CCL Note);

           WHEREAS, the CCL Notes were executed and delivered by the Shareholders in connection with the transactions contemplated by the Stock Purchase Agreement dated as of November 30, 1994, as amended (the "Stock Purchase Agreement"), among CCL and the Shareholders;

           WHEREAS, CRC and Jackpot Enterprises, Inc. ("Jackpot") have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, following the spinoff of certain assets and liabilities of CRC as described in the Merger Agreement and the transactions contemplated by the Satisfaction Agreement (as hereinafter defined), CRC will be merged (the "Merger") with and into Jackpot;

           WHEREAS, in connection with the execution of the Merger Agreement, the parties to this Agreement entered into that certain Note Extension and Satisfaction Agreement, dated as of the date hereof (the "Satisfaction Agreement"), pursuant to which, among other things (a) the Shareholders agreed to repay the CCL Notes upon consummation of the Merger and (b) CCL agreed to extend the maturity of the CCL Notes.

           WHEREAS, in order to facilitate the repayment of a portion of the CCL Notes prior to the consummation of the Merger, the Shareholders desire to sell, transfer and assign all of the Preferred Shares together with all dividends thereon and CCL desires to purchase and acquire all of the Preferred Shares together with all dividends thereon upon the terms and conditions and subject to the provisions hereinafter set forth.

           NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Purchase and Sale of Shares.

          (a) Subject to the terms and conditions of this Agreement, each Shareholder agrees to sell, transfer and assign to CCL the Preferred Shares and CCL agrees to purchase from the Shareholders the Preferred Shares.

          (b) CCL shall at the Closing release the Preferred Shares from the lien of the Pledge Agreements and the Shareholders shall simultaneously deliver to CCL or one of its affiliates the certificates representing the Preferred Shares purchased hereunder together with executed stock powers in a form sufficient to convey to CCL or one of its affiliates good and valid title to the Preferred Shares free and clear of all, liens, charges, security interests, options, rights, encumbrances and claims of any kind or nature whatsoever, along with all right, title and interest in and to all accrued and unpaid dividends on the Shares, including all of the securities received with respect to the Preferred Shares from the stock dividend declared on December 22, 1998 (the "Dividend Shares" and together with the Preferred Shares, the "Shares"). Schedule A sets forth the number of Dividend Shares owned by each Shareholder and to be transferred to CCL hereunder. The Shareholders shall at the Closing deliver irrevocable transfer instructions to the Wyndham International, Inc. ("Wyndham") transfer agent which direct such transfer agent to deliver certificates representing the Dividend Shares to CCL.

     2.   Purchase Price; Closing.

          (a) The aggregate purchase price (the "Purchase Price") for the Shares shall be an amount equal to the product of
(x) 838,896 (representing the number of Preferred Shares) and (y) $5.625 (representing the closing trading price of one share of common stock of Patriot American Hospitality, Inc. ("Patriot") and one share of common stock of Wyndham paired and transferrable only in combination as a single unit on February 12, 1999, as reported on the New York Stock Exchange). The Purchase Price shall be paid upon the Closing as a reduction in the amounts owing under the CCL Notes with such reduction first being applied to all accrued but unpaid interest on such notes and all remaining proceeds being applied to a reduction in the principal amounts owing under such notes and interest shall thereupon cease to accrue on such amounts. The CCL Notes shall be further reduced in the aggregate amount of $369,114 upon receipt by CCL of the certificates representing the Dividend Shares. After such reduction, the CCL Notes shall thereby represent the principal amounts owing to CCL as set forth on Schedule B.

          (b) The closing of the transactions contemplated hereby (the "Closing") shall take place immediately following the execution of this Agreement at the offices of CRC Holdings, Inc., 3250 Mary Street, Miami, FL 33133, or at such other place as the parties may materially agree upon.

     3. Shareholders' Representations and Warranties. In order to induce CCL to enter into this Agreement, each Shareholder severally (but not jointly) represents and warrants to CCL as follows:

          (a) Such Shareholder is of legal age and competence and has full power and authority to execute and deliver this Agreement, and when fully executed and delivered, this Agreement will constitute a legal, valid and binding obligation of the Shareholder enforceable in accordance with its terms.

          (b) The Preferred Shares set forth opposite such Shareholder's name on Schedule A hereto and the Dividend Shares set forth opposite such Shareholder's name on Schedule A hereto are owned by such Shareholder free and clear of any and all liens, charges, security interests, options, rights, encumbrances and claims of any kind or nature whatsoever, other than the liens under the Pledge Agreements, and the sale, transfer and assignment of such Shares, will be made free and clear of all liens, charges, security interests, options, rights, encumbrances and claims of any kind or nature whatsoever. The Dividend Shares constitute all dividends paid or payable with respect to the Preferred Shares, other than the dividends previously delivered to CCL. Other than (i) the Pledge Agreements, (ii) that certain Series A and Series B Preferred Stock Lockup Agreement, dated June 30, 1998, by and among the Shareholders, CCL, Patriot and Wyndham and (iii) the Rights of First Offer with respect to the Shares provided in the Certificate of Designations, Preferences and Rights of A Series of Preferred Stock of Wyndham, there are no voting trusts, voting agreements, lockup agreements, buy-sell agreements or similar understandings applicable to such Shares.

           (c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and provisions hereof does not and will not constitute a default or conflict with, any material agreement, indenture or other instrument to which the Shareholder is bound, any judgment, decree, order or award of any court, government body or arbitrator to which the Shareholder is subject, any law, rule or regulation applicable to the Shareholder, any charter documents relating to the Shares or the Lockup Agreement.

           (d)   The Shareholder hereby recognizes and
acknowledges that the Purchase Price has been reached as a result of arms-length negotiations among the Shareholders and CCL and that the Purchase Price is no indication of the actual market value of the Shares.


     4. CCL's Representations and Warranties. In order to induce the Shareholders to enter into this Agreement, CCL represents and warrants the following:

          (a) CCL has full power and authority to execute and deliver this Agreement, and when fully executed and delivered, this Agreement will constitute a legal, valid and binding obligation of CCL enforceable in accordance with its terms.

          (b) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms or provisions hereof does not and will not constitute a default or conflict with, any material agreement, indenture or other instrument to which CCL is bound, any judgment, decree, order or award of any court, government body or arbitrator to which CCL is subject, or any law, rule or regulation applicable to CCL.

           (c) CCL has such knowledge and experience in business matters and it is capable of evaluating and has evaluated the merits and risks of the purchase of the Shares.

           (d) CCL hereby recognizes and acknowledges that the Purchase Price has been reached as a result of arms-length negotiations among the Shareholders and CCL and that the Purchase
Price is no indication of the actual market value of the Shares.

           (e) CCL understands and acknowledges that the sale and transfer of the Shares pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, the Shares are being sold and transferred to CCL in a transaction not requiring registration under the Securities Act, and the Shares may not be offered, sold or otherwise transferred by CCL except in compliance with the registration requirements of the Securities Act or any other applicable securities laws or pursuant to an exemption thereunder. The Shares which CCL is acquiring will be acquired solely for the account of CCL and are not being purchased with a view to effecting a public distribution within the meaning of the federal securities laws.

           (f) CCL is not relying on any representations or warranties, explicit or implied, from any party (including any Shareholder) in connection with the matters set forth in this Agreement, other than the express representations and warranties included in Section 3 hereof. CCL has had access to such financial and other information concerning Wyndham, Patriot and the Shares as it has deemed necessary in connection with its decision to purchase the Shares, including an opportunity to ask questions of and request information from the Shareholders, Patriot and Wyndham. CCL acknowledges that one Shareholder is a director of Wyndham (the "Director Shareholder") and CCL further acknowledges that no information relating to Wyndham or Patriot shall be attributed to any Shareholder (including the Director Shareholder) based on any knowledge or information that may have come to the attention of the Director Shareholder in his capacity as a member of the Board of Directors of Wyndham. CCL hereby waives and releases the Shareholders from any and all claims, whether known or unknown, relating to the value of the Shares or the Purchase Price. Notwithstanding the foregoing, CCL does not waive or release the Shareholders from any and all claims, whether known or unknown, arising from a breach of any representation or warranty of any Shareholder contained herein.

            (g) CCL is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), or (7) of Rule 501 under the Securities Act. CCL is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time and CCL is able to bear such risk for an indefinite period.

     5. Further Assurances. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by CCL of the Shares.

     6. Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the purchase and sale of the Shares and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by all of the parties hereto.

     7. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer any benefit on any other person other than the parties hereto, the affiliate of CCL, if any, designated to take title to the Shares or their respective heirs, successors or assigns.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the United States and the State of Florida, both substantive and remedial. Exclusive venue and jurisdiction for any action arising hereunder shall lie in the competent court of jurisdiction located in Dade County, Florida, and the parties specifically agree to submit to such jurisdiction and waive any objections to such venue.

     10. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              SHAREHOLDERS:


                               /s/ Sherwood Weiser
                              SHERWOOD WEISER


                               /s/ Donald Lefton
                              DONALD LEFTON


                               /s/ Thomas F. Hewitt
                              THOMAS F. HEWITT


                               /s/ Peter L. Sibley
                              PETER L. SIBLEY


                               /s/ Robert Sturges
                              ROBERT STURGES


                               /s/ W. Peter Temling
                              W. PETER TEMLING



                              CARNIVAL CORPORATION:


                              By: /s/ Gerald R. Cahill
                                   Name: Gerald R. Cahill
                                    Title:  Sr. Vice President-Finance
                                            and CFO

                                  SCHEDULE A



                            Number of          Number of
Name of Shareholder         Preferred Shares   Dividend Shares

Sherwood Weiser             276,176            20,253
Donald Lefton               276,176            20,253
Thomas Hewitt               102,337             7,505
Peter Sibley                102,337             7,505
Robert Sturges               40,935             3,002
W. Peter Temling             40,935             3,002
    TOTAL:                  838,896            61,519



                                 SCHEDULE B

                                            Principal
                       Principal and        Outstanding Under
                       Accrued Interest     the CCL Notes
Name of Shareholder    Prior to Sale of     Immediately
                       Shares               Following Sale of
                                            Shares

Sherwood Weiser        $6,641,505           $4,966,497
Donald Lefton           6,641,505            4,966,497
Thomas Hewitt           2,461,007            1,840,334
Peter Sibley            2,461,007            1,840,334
Robert Sturges            984,406              736,136
W. Peter Temling          984,406              736,136